Exhibit 99.1

MedPro Safety Products Expands Contract with
Greiner Bio-One International to Include Exclusive Worldwide
Manufacturing, Marketing, and Distribution Rights

Greiner to Open New Manufacturing Facility for MedPro’s Phlebotomy Products

Lexington, KY—October 6, 2008— MedPro Safety Products (OTC BB: MPSP), which develops and markets medical safety devices incorporating proprietary needlestick prevention technology, has received initial payments totaling $2.7 million from Greiner Bio-One International following Greiner’s approval of production line designs for MedPro’s phlebotomy products.

On July 15, 2008, MedPro extended its original agreement with Greiner to incorporate all MedPro products in the phlebotomy market segment. As part of this expanded relationship, Greiner is making a significant commitment to expand its manufacturing capacity by constructing a new facility to open in the first half of 2009. Greiner has extended the original contract by taking over both models of MedPro’s safety blood collection holder, signed a worldwide contract to distribute MedPro’s safety winged collection set, and acquired the rights to assemble and manufacture these products in Greiner’s new facility.

The parties’ prior agreement had given Greiner exclusive worldwide rights to market and distribute MedPro’s tube-touch blood collection system. The new agreement extends the term for the tube-touch system to six-years from the commencement of initial commercial manufacturing. Additionally, the new agreement expands Greiner’s product access to include both MedPro’s tube-touch and skin-touch blood collection system. Finally, Greiner also executed a separate and additional agreement that provides exclusive worldwide rights to MedPro’swinged safety blood collection set. Both agreements give Greiner the right to manufacture, assemble, and distribute the covered products.

“Greiner is a world-class company, well-known for its dedication to providing superior product quality and services. We are delighted to expand our relationship with Greiner and accelerate worldwide production and commercialization for our suite of medical safety devices,” said Craig Turner, Chief Executive Officer of MedPro Safety Products. “Greiner’s considerable investment in a new manufacturing facility is a tremendous vote of confidence concerning the need and effectiveness of our products. We look forward to working together to deliver our needlestick prevention technology to healthcare workers all over the world.”

MedPro’s President and Chief Operating Officer, Walter Weller, stated: “These agreements extend our relationship with Greiner and will bring our unique and proprietary passive needlestick safety technology to the market. We are very excited that Greiner has made a commitment to our blood collection safety devices to facilitate and complement its sale of blood collection tubes, equipment, and analytical services. We look forward to accelerating the global market exposure for our products and for our company.”

About MedPro Safety Products, Inc.

Founded in 1995 and headquartered in Lexington, Kentucky, MedPro Safety Products, Inc. (OTCBB: MPSP) has developed and acquired a portfolio of medical safety products incorporating proprietary needlestick prevention functionalities. For additional information, please refer to the ‘investor relations’ link on the Company’s website (http://www.medprosafety.com).

Safe Harbor Statement

This release includes forward-looking statements based upon current expectations of the management of MedPro Safety Products, Inc. that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward- looking statements as a result of a number of factors, including our ability to identify and acquire medical safety device safety technologies with product development potential; our ability to successfully develop and bring products to market, including obtaining regulatory approvals; our ability to successfully increase sales of our products; our ability to obtain additional financing on satisfactory terms; our ability to attract and retain qualified employees; and governmental regulation associated with the medical safety products industry. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements. We refer you to the more detailed discussion of risks and uncertainties under “Risk Factors” in our Annual Report on Form 10-K and our other reports on file with the Securities and Exchange Commission.

Contact:

MedPro Safety Products, Inc.
Marc Ray, 859-225-5375
VP Finance and CFO
or
The Investor Relations Group
212-825-3210
Investor Relations:
Erica Ruderman/ Adam Holdsworth / Brett Foley
or
Media Relations:
Laura Colontrelle